Exhibit 16.2


 April 5, 2001

 Securities and Exchange Commission
 450 Fifth Street, N.W.
 Washington, D.C. 20549

 Commissioners:

 We have read the statements made by Wisconsin Electric Power Company (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of Amendment No. 1 on Form 8-K/A dated March 30, 2001 to the Company's Form 8-K report dated March 8, 2001. We agree with the statements concerning our Firm in such Form 8-K/A.

 Very truly yours,


 /S/PricewaterhouseCoopers LLP
 -----------------------------
 PRICEWATERHOUSECOOPERS LLP